Filed pursuant to Rule 424(b)(3)
Registration No. 333-192745

Prospectus

$75,000,000

Common Stock

This prospectus provides you with a general description of securities that we or the selling stockholders named herein or their respective donees or transferees may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

The securities may be offered directly by us or the selling stockholders named herein or their respective donees or transferees, through agents designated from time to time by us or them or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. In addition, the selling stockholders named herein or in a prospectus supplement may offer and sell from time to time our common stock in such amounts as set forth herein or the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of common stock by the selling stockholders. See the sections entitled “About This Prospectus,” “Selling Stockholders” and “How We Plan to Offer and Sell the Securities” for more information. No securities may be sold by us without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

We are an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Our common stock is listed on the NASDAQ Global Market under the symbol “EXA.” On December 27, 2013, the last reported sale price of our common stock on the NASDAQ Global Market was $13.12 per share.

Investing in our securities involves various risks. In our filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, we identify and discuss risk factors that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 30, 2013.

ABOUT THIS PROSPECTUS

This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. In addition, before a stockholder not named below may use this prospectus in connection with an offering of common stock, this prospectus will be amended or supplemented to include the name and amount of common stock beneficially owned by the selling stockholder, the amount of common stock to be offered by the selling stockholder and the number of shares (and if one percent or more) the percentage of our common stock to be owned by the selling stockholder after completion of the offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed a registration statement with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street address are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and related prospectus supplement. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of the relevant document.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus refer collectively to Exa Corporation, a Delaware corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

PROSPECTUS SUMMARY

This section contains a general summary of the information contained in this prospectus. It may not include all of the information that is important to you. You should read the entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference before making an investment decision.

Exa Corporation

We develop, sell and support simulation software and services that vehicle manufacturers use to enhance the performance of their products, reduce product development costs and improve the efficiency of their design and engineering processes. Our solutions enable engineers and designers to augment or replace conventional methods of evaluating design alternatives that rely on expensive and inefficient physical prototypes and test facilities, such as wind tunnels, with accurate digital simulations that are more useful and timely. Our simulation solutions enable our customers to gain crucial insights about design performance early in the design cycle, reducing the likelihood of expensive redesigns and late-stage engineering changes. As a result, our customers realize significant cost savings and fundamental improvements in their vehicle development process.

Simulation-driven design has enabled product and process improvements in many industries, and as a result, the process in which products are conceptualized and developed is undergoing a radical transformation. Digital simulation not only provides feedback earlier and in a more useful form than traditional approaches, but in many areas simulation has reached a level of accuracy and robustness that is sufficient to enable a manufacturer to rely solely on its results for design decisions, without prototype testing.

Global vehicle manufacturers face increasing pressure, from government mandates as well as from consumers, to improve the efficiency of their products and to reduce particulate and greenhouse gas emissions. This requires different powertrain choices (diesel, electric, hybrid), changes in the shape of the vehicle, and reductions in vehicle weight. Consumers also demand improved quality and durability, and equally important, innovative and emotionally expressive designs. In addition, manufacturers are offering a broader array of vehicles for different niche customer segments and geographies on a faster design refresh schedule than in the past. We believe these industry forces favor the adoption of simulation-driven design.

One of the most critical challenges for our customers in their vehicle development processes is measuring or predicting how a vehicle feature or a mechanical system will interact with air, water or other fluids. For example, developing vehicles with reduced aerodynamic drag is critical to achieving the improvements in fuel efficiency that are increasingly desired by customers and mandated by government regulations. Our core product, PowerFLOW, is an innovative software solution for simulating complex fluid flow problems, including aerodynamics, thermal management, and aeroacoustics, or wind noise. PowerFLOW relies upon proprietary technology that enables it to predict complex fluid flows with a level of reliability comparable to or better than physical testing. The combination of PowerFLOW’s accuracy and timeliness provides results that are superior to those of alternative computational fluid dynamics, or CFD, methods.

We currently focus primarily on the ground transportation market, including manufacturers in the passenger vehicle, highway truck, off-highway vehicle and train markets, as well as their suppliers. Over 90 manufacturers currently utilize our products and services, including 14 of the global top 15 passenger vehicle manufacturer groups such as BMW, Ford, Hyundai, Jaguar Land Rover, Nissan, Porsche, Renault, Toyota and Volkswagen; truck and off-highway vehicle manufacturers such as AGCO, Hyundai, Kenworth, Kobelco, MAN, Peterbilt, Scania and Volvo Truck; and suppliers to these manufacturers, such as Cummins, Denso and Magna Steyr. We are also beginning to explore other markets in which we believe the capabilities of PowerFLOW have broad application, such as the aerospace, oil and gas production, chemical processing, architecture, engineering and construction, power generation, biomedical and electronics industries.

We derive our revenue primarily from the sale of our simulation software, using an annual capacity-based licensing model. Customers usually purchase PowerFLOW simulation capacity under one-year licenses. Simulation capacity may be purchased as software-only, to be run on the customer’s own computer hardware, or provided in the form of software-as-a-service, via our hosted PowerFLOW OnDemand offering. To introduce new customers to our simulation solutions, we typically perform fixed-price projects that include simulation services accessed via our OnDemand facilities, along with engineering and consulting services. Customers typically license our products for one application, such as aerodynamics, and over time expand to other applications such as thermal management or aeroacoustics.

We sell our products and project services primarily through our direct sales force, including sales executives and applications engineering teams deployed near our customers in the United States, United Kingdom, France, Germany, Italy, Japan, Korea and China. We also conduct business in Sweden, India, Brazil, Russia, Canada, Finland, Spain and Australia. In our customer engagement model, our applications management teams engage with our customers in long-term relationships focused on identifying problems that we can help them solve, demonstrating the value of our solutions and ensuring that the customer achieves maximum benefit from them. In this process we interact continuously with our customers to improve our software and services and add new solutions, and at the same time deepen our knowledge of their industry.

We were founded in 1991 and had 249 employees worldwide at July 31, 2013. Our corporate headquarters, including our principal administrative, marketing, technical support, research and product development facilities, are located in Burlington, Massachusetts. We maintain a website at www.exa.com. Information contained on or linked to our website is not a part of this prospectus.

The Securities That May Be Offered

With this prospectus, we may offer common stock. The aggregate offering price of common stock that we offer with this prospectus will not exceed $75.0 million. Each time we offer common stock with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the offering. In addition, the selling stockholders named herein, or their respective donees or transferees, may offer and sell from time to time up to 4,773,899 shares of our common stock.

Risks Affecting Us

Our business is subject to a number of risks, which are highlighted in the section entitled “Risk Factors” immediately following this summary and in the prospectus supplement and the documents incorporated by reference.

Implications of Being an Emerging Growth Company

The JOBS Act, enacted in 2012, is intended to reduce the regulatory burden on “emerging growth companies.” As defined in the JOBS Act, a public company whose initial public offering of common equity securities occurred after December 8, 2011 and whose annual gross revenues are less than $1.0 billion will, in general, qualify as an emerging growth company until the earliest of:

•	the last day of its fiscal year following the fifth anniversary of the date of its initial public offering of common equity securities;

•	the last day of its fiscal year in which it has annual gross revenue of $1.0 billion or more;

•	the date on which it has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and

•	the date on which it is deemed to be a “large accelerated filer,” which will occur at such time as the company (a) has an aggregate worldwide market value of common equity securities held by non-affiliates of $700 million or more as of the last business day of its most recently completed second fiscal quarter, (b) has been required to file annual and quarterly reports under the Securities Exchange Act of 1934 for a period of at least 12 months, and (c) has filed at least one annual report pursuant to the Securities Act of 1934.

We are an emerging growth company and could remain so until as late as January 31, 2018.

The JOBS Act provides that, so long as a company qualifies as an emerging growth company, it will, among other things:

•	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

•	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

•	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We intend to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company,” except that we have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act.

RISK FACTORS

Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider, in light of their particular investment objectives and financial circumstances, the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement pertaining thereto and in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, and in any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus and the applicable prospectus supplement. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus, contain forward-looking statements. You should carefully consider the various risk factors described above that are incorporated by reference into this prospectus from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated by such forward-looking statements. You should not place undue reliance on our forward-looking statements.

HOW WE INTEND TO USE THE PROCEEDS

Unless stated differently in a prospectus supplement, we will use the net proceeds from the sale of the securities that we may offer with this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include capital expenditures, acquisitions, investments, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We will not receive any proceeds from sales of our common stock by selling stockholders.

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock is based on the provisions of our Amended and Restated Certificate of Incorporation, as amended, which we refer to as our certificate of incorporation, our by-laws, and the applicable provisions of the Delaware General Corporation Law, which we refer to as the DGCL. This description may not contain all of the information that is important to you and is subject to, and is qualified in its entirety by reference to our certificate of incorporation, our by-laws and the applicable provisions of the DGCL. For information on how to obtain copies of our certificate of incorporation and by-laws, see “Where You Can Find More Information.”

We or the selling stockholders may offer common stock.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 30,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value. As of October 31, 2013, we had 13,347,859 shares of common stock outstanding and no shares of preferred stock outstanding. All outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. Our common stock does not have cumulative voting rights.

Dividends. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors. We have no current plans to pay dividends on our common stock.

Liquidation and dissolution. In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

Other rights and restrictions. Our certificate of incorporation does not provide for the granting of preemptive rights to any stockholder. All outstanding shares are fully paid and nonassessable.

Preferred Stock

Our board of directors are authorized, without stockholder approval, from time to time to issue up to 5,000,000 shares of preferred stock in one or more series, each of the series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as the board of directors may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock. We have no current plans to issue any shares of preferred stock.

Provisions of Our Certificate of Incorporation and By-laws That May Have Anti-Takeover Effects

Our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

•	providing for three classes of directors with the term of office of one class expiring each year, commonly referred to as a staggered board;

•	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	requiring that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing;

•	providing that special meetings of our stockholders may be called only by the board of directors, some of our officers or the holders of not less than 15% of our outstanding common stock who have held their shares for at least one year;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors;

•	controlling the procedures for the conduct and scheduling of board and stockholder meetings; and

•	limiting the determination of the number of directors on our board and the filling of vacancies or newly created seats on the board to our board of directors then in office; and providing that directors may be removed by stockholders only for cause.

These provisions, alone or together, could delay hostile takeovers and changes in control or changes in our management.

We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years before the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

NASDAQ Global Market Listing

Our common stock is listed for trading and quotation on the NASDAQ Global Market under the trading symbol “EXA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale of up to 4,773,899 shares of our common stock by one or more of the selling stockholders named below, each of whom acquired such securities from us in one or more private placements exempt from registration under Section 4(a)(2) of the Securities Act that were consummated prior to our initial public offering in July 2012, or their respective donees or transferees. Before a stockholder not named below may use this prospectus in connection with an offering of common stock, this prospectus will be amended or supplemented to include the name and amount of common stock beneficially owned by the selling stockholder, the amount of common stock to be offered by the selling stockholder and the number of shares (and if one percent or more) the percentage of our common stock to be owned by the selling stockholder after completion of the offering. Any amended or supplemented prospectus will also disclose whether any selling stockholder selling in connection with that amended or supplemented prospectus has held any position, office or other material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the amended prospectus.

The following table sets forth information with respect to the beneficial ownership of our common stock held as of December 3, 2013 by each selling stockholder and the number of shares being offered hereby. The registration of the shares of common stock does not necessarily mean that any selling stockholder will sell all or any particular portion of the shares of common stock held by such stockholder.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Shares of Common Stock Offered Hereby	Shares of Common Stock to be Owned After Offering (1)	Percentage of All Common Stock (2)
Boston Capital Ventures IV Limited Partnership (3)	2,668,257	2,668,257	—	*
FMR LLC (4)	2,105,642	2,105,642	—	*

*	Less than 1%.
(1)	Assumes that the selling stockholder will sell all shares of common stock offered by it under this prospectus.
(2)	This number represents the percentage of common stock to be owned by the selling security holder upon completion of the offering, based on 13,347,859 shares of our common stock outstanding as of December 3, 2013.
(3)	Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2013. The address of Boston Capital Ventures IV Limited Partnership (“BCV IV”) is 84 State Street, Suite 320, Boston, Massachusetts 02109. Boston Capital Partners IV LLC is the general partner of BCV IV. John J. Shields, III, a member of our board of directors, and Johan von der Goltz are the managing members of Boston Capital Partners IV LLC, and each has voting and dispositive power over our shares held by BCV IV. In addition to the shares listed above, Mr. von der Goltz is the record owner of 40,292 shares of our common stock.
(4)

Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2013. Consists of shares beneficially owned by Fidelity Ventures Ltd. (“Ventures”), a Massachusetts partnership. The general partner of Ventures is Fidelity Capital Associates, Inc., a Massachusetts corporation, which is a wholly-owned subsidiary of FMR LLC. FMR LLC may be deemed to beneficially own any shares held directly or indirectly by Ventures. The address of FMR LLC and Ventures is 245 Summer Street, Boston, Massachusetts 02210. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. FMR LLC and Ventures, each of which is an affiliate of a registered broker-dealer, have represented to us that at the time of their respective purchases of the securities to be resold, each of them purchased in the ordinary course of its respective business and had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Until August 2011, Paul L. Mucci served as a member of our board of directors. Mr. Mucci is the President of Northern Neck Investors LLC and Star Horizon Management LLC, the managers of investor entities owned by shareholders and employees of FMR LLC. Mr. Mucci was appointed to our board as a representative of FMR LLC pursuant to an agreement under which FMR LLC was entitled to have a representative on our board of directors. That agreement has expired, and Mr. Mucci resigned as a director, effective August 3, 2011.

HOW WE PLAN TO OFFER AND SELL THE SECURITIES

We or a selling stockholder may sell the securities in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to dealers;

•	through a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq Global Market or other stock exchange rules;

•	through underwriting syndicates led by one or more managing underwriters; and

•	through one or more underwriters acting alone.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us, from the selling stockholders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us or the selling stockholders and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the securities;

•	and any other material terms of the offering, including any over-allotment option.

Common stock sold by us pursuant to a prospectus supplement will be listed on the Nasdaq Global Market, subject to the Nasdaq Global Market’s approval of the listing of the additional shares. We may elect to list other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.

Until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contribution from us with respect to such liabilities.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or any selling stockholder or be our or any selling stockholder’s customers in the ordinary course of business.

If indicated in the applicable prospectus supplement, we or the selling stockholders will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us or the selling stockholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we or the selling stockholders shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We may pay expenses incurred with respect to the registration of the shares of common stock owned by any selling stockholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We do not incorporate the contents of our website into this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. The following documents are incorporated by reference into this prospectus:

•	our annual report on Form 10-K for the fiscal year ended January 31, 2013, filed with the SEC on April 9, 2013;

•	our quarterly report on Form 10-Q for the quarter ended October 31, 2013, filed with the SEC on December 10, 2013;

•	our quarterly report on Form 10-Q for the quarter ended July 31, 2013, filed with the SEC on September 4, 2013;

•	our quarterly report on Form 10-Q for the quarter ended April 30, 2013, filed with the SEC on June 5, 2013;

•	our current report on Form 8-K filed with the SEC on November 7, 2013, as amended by Form 8-K/A filed with the SEC on November 8, 2013;

•	our current report on Form 8-K filed with the SEC on October 1, 2013;

•	our current report on Form 8-K filed with the SEC on August 29, 2013;

•	our current report on Form 8-K filed with the SEC on June 13, 2013; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 25, 2012.

In addition, we incorporate by reference all documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after (1) the date of the initial registration statement and prior to the effectiveness of the registration statement and (2) the date of effectiveness of the registration statement until the date on which this registration statement has been withdrawn. These documents will become a part of this prospectus from the date that the documents are filed with the SEC. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, excluding any information filed or furnished pursuant to Item 2.02, Item 7.01 or Item 9.01 and excluding any information furnished pursuant to Item 8.01 of any current report on Form 8-K solely for purposes of satisfying the requirements of Regulation FD under the Securities Exchange Act of 1934, as amended, unless such Form 8-K expressly provides to the contrary.

Upon oral or written request and at no cost to the requester, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request copies of these filings, at no cost, by writing to our Investor Relations Department at Exa Corporation, 55 Network Drive, Burlington, Massachusetts 01803.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our securities, you should read the prospectus and the exhibits filed with the registration statement, as well as all prospectus supplements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Exa Corporation, that file electronically with the SEC. You may access the SEC’s website at http://www.sec.gov.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Foley Hoag LLP of Boston, Massachusetts.